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                          [AMERIANA BANCORP LETTERHEAD]


News Release


        Contact:   Jerome J. Gassen
                   President and Chief Executive Officer
                   (765) 529-2230


       AMERIANA BANCORP REPORTS NET INCOME OF $383,000 OR $0.13 PER SHARE
                       FOR THE QUARTER ENDED JUNE 30, 2008

NEW CASTLE, Ind. (July 23, 2008) - Ameriana Bancorp (NASDAQ:ASBI) today announced net income of $383,000 or $0.13 per basic and diluted share for the quarter ended June 30, 2008, versus a net loss of $23,000 or $0.01 per basic and diluted share in the year-earlier period. For the first six months of 2008, Ameriana posted net income of $766,000 or $0.26 per basic and diluted share compared with a net loss of $47,000 or $0.02 per basic and diluted share in the same period last year.

         Highlights of the quarter included continued growth in Ameriana's loan portfolio and improvement in its net interest margin, each of which contributed to higher net interest income for the quarter. Also, credit quality improved versus the first quarter of the year, as indicated by a declining level of non-performing loans both in dollars and as a percentage of the end-of-period loans. Despite the progress with non-performing loans, the Company recorded a higher provision for loan losses in the second quarter compared with the same period last year (although lower than in the first quarter of 2008), primarily to compensate for charge-offs needed to reflect the fair value of repossessed property entering the final phase of the collection cycle, and due to continued loan growth.

         Commenting on the announcement, Jerome J. Gassen, President and Chief Executive Officer, said, "The Company's second quarter results show the ongoing positive impact of our growth strategies, which are driving improved business fundamentals and consistent earnings growth - accomplishments that are particularly gratifying considering the current competitive and economic environment. These strategies have centered on transforming Ameriana from a traditional thrift into a full-service financial institution with a strong commercial focus. Our asset/liability efforts in response to declining interest rates have continued to increase our net interest income and net interest margin. This continuing progress, along with our accelerated expansion activities, provides a solid operating platform for what we expect will be improved performance in the second half of the year and over the longer term."

         Ameriana's higher earnings for the first half of 2008 reflected growth in the Company's loan portfolio and its increased focus on commercial lending. Since June 30, 2007, the Company's loan portfolio has increased 14%, including a 26% increase in commercial loans. Notwithstanding that past loan growth, lending has slowed somewhat in the face of current economic headwinds and more conservative underwriting by the secondary market. However, the Company's loan pipeline remains at a reasonable level.


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ASBI Reports Second Quarter Results
Page 2
July 23, 2008


         The Company remains on track to open new full-service banking centers in Fishers and Carmel in October 2008 and January 2009, respectively. These new banking centers, both located in Hamilton County, will enhance Ameriana's presence and visibility in one of the fastest growing areas of Indiana and increase its footprint in the Indianapolis area.

         Ameriana's net interest income for the second quarter of 2008 increased 22% to $3,013,000 from $2,465,000 in the year-earlier period. This reflected loan growth with Ameriana's increased emphasis on commercial lending and the higher yields it provides, the Company's balance sheet restructuring strategies that began in late 2006, and efforts to reduce funding costs quickly in a declining-rate environment. Net interest income for the first half of 2008 increased 20% to $5,738,000 versus $4,798,000 in the comparable period last year and, as for the quarter, reflected loan growth and an improved net interest margin.

         The Company's net interest margin on a fully tax-equivalent basis for the second quarter increased to 3.19%, up 22 basis points from 2.97% in the first quarter of 2008, and 44 basis points higher than 2.75% in the year-earlier quarter. For the first half of 2008, the net interest margin rose 40 basis points to 3.08% from 2.68% for the year-earlier period.

         Non-performing loans at June 30, 2008 totaled $3,492,000, down $1,065,000 from $4,557,000 at March 31, 2008, and up $172,000 from $3,320,000 at
June 30, 2007. As a percentage of the total end-of-period loans, non-performing loans declined to 1.12% at June 30, 2008, versus 1.53% at March 31, 2008, and 1.21% at June 30, 2007. The decline in non-performing loans from the first quarter of 2008 reflected primarily the migration of a single commercial credit from non-performing to other real estate owned (OREO) as the Company assumed control of the property. There were no significant additions to non-performing loans during the second quarter. Ameriana has no direct exposure to sub-prime loans in its loan portfolio.

         OREO totaled $4,026,000 at June 30, 2008, up $1,320,000 from $2,706,000 at March 31, 2008, and up $3,320,000 from $806,000 at June 30, 2007. As a percentage of the total end-of-period assets, OREO increased to 0.89% at June 30, 2008, versus 0.61% at March 31, 2008, and 0.19% at June 30, 2007. The
increase in OREO during the second quarter of 2008 was due primarily to the transfer of the previously mentioned commercial credit, after reflecting a charge-off to write-down the property to its current appraised value.



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ASBI Reports Second Quarter Results
Page 3
July 23, 2008


         Ameriana's provision for loan losses for the second quarter was $221,000, down from $371,000 in the first quarter of 2008, but up from $90,000 in the year-earlier period to reflect growth in the loan portfolio and a recent rise in the level of net charge-offs, particularly in the second quarter of 2008 associated with the transfer of property to OREO. The Company's allowance for loan losses totaled 0.94% of total loans as of June 30, 2008, versus 0.97% at March 31, 2008, and 1.00% at June 30, 2007. The allowance for loan losses totaled 83.3% of non-performing loans as of June 30, 2008, up from 63.8% at March 31, 2008, and 82.2% at June 30, 2007.

         Other income for the second quarter of 2008 was $1,022,000, up 3% from $993,000 in the same quarter in 2007. Other income for the first half of 2008 increased 6% to $2,164,000 from $2,033,000 in the year-earlier period, primarily reflecting an $84,000 increase in brokerage and insurance commissions, a $35,000 increase in fees and service charges from deposit accounts, and a $50,000 larger increase in cash surrender value of life insurance compared with the year-earlier period. Additionally, in the first half of 2008, the Company realized $60,000 in gains from the sale of certain municipal securities, and a $49,000 gain from the partial redemption of the Company's equity interest in Visa realized through Visa's recent initial public offering.

         Other expense for the second quarter rose 3% to $3,473,000 from $3,367,000 in the same quarter last year. Other expense for the first six months of 2008 totaled $6,866,000, down 1% from $6,967,000 in the first half of 2007, largely due to a $304,000 reduction in legal and professional fees this year with the mid-2007 conclusion of the Company's litigation with RLI.

         For the second quarter of 2008, the Company's earnings included a $42,000 income tax benefit, due primarily to tax-exempt income from bank-owned life insurance (BOLI) and tax-exempt income from municipal securities and loans. For the first half of 2008, the income tax benefit was $322,000, reflecting a $150,000 reversal of an income tax liability recorded in prior years that resulted from a favorable tax court ruling regarding the application of the Tax Equity and Fiscal Responsibility Act penalty to investment subsidiaries of commercial banks, in addition to the significant amount of tax-exempt interest on municipal securities and tax-exempt income from increases in the cash value of BOLI.

         Ameriana's total assets were $453,829,000 at June 30, 2008, up 6% from $426,791,000 at December 31, 2007, and up 7% from $423,393,000 at June 30, 2007.
The Company's loan portfolio increased 5% to $311,067,000 at June 30, 2008, from $296,950,000 at December 31, 2007, and was up 14% from $273,929,000 at June 30,
2007. Investment securities totaled $67,311,000 at June 30, 2008, up 1% from $66,692,000 at December 31, 2007, but down 28% from $93,702,000 at June 30,
2007, as proceeds from the repositioning and reduction of the Company's investment portfolio last year were used to support Ameriana's growing focus on higher-yielding commercial loans.


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ASBI Reports Second Quarter Results
Page 4
July 23, 2008


         Total deposits of $314,544,000 at June 30, 2008, were virtually unchanged from $314,746,000 at December 31, 2007, and were down 1% from $318,805,000 at June 30, 2007. Although total deposits declined over those periods, strategies employed by management resulted in a favorable change in the mix of deposits with a reduction in the more rate-sensitive and higher-costing certificates of deposit and an increase in the more-stable and lower-costing checking and money market accounts.

         Shareholders' equity totaled $32,909,000 at June 30, 2008, versus $33,646,000 at December 31, 2007, and $31,571,000 at June 30, 2007. The decrease in capital in the first half of 2008 was primarily a result of the Company recording a liability of $1,141,000 effective January 1, 2008, for post-retirement benefits as required under EITF Issues 06-04 and 06-10. Ameriana's capital position continues to exceed all of the regulatory minimum capital levels required to be considered a "well-capitalized" institution.

         Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank, SB, the Company offers an extensive line of banking services and provides a range of investments and securities products through banking centers in the central Indiana area. Ameriana owns Ameriana Insurance Agency, a full-service insurance agency, and has interests in Family Financial Holdings, Inc. and Indiana Title Insurance Company. Ameriana Financial Services offers securities and insurance products through LPL Financial (Member FINRA/SIPC).

         This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets, changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. For discussion of these and other risks that may cause actual results to differ from expectations, refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2007, on file with the Securities and Exchange Commission, including the section entitled "Risk Factors." The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.



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ASBI Reports Second Quarter Results
Page 5
July 23, 2008

                                        AMERIANA BANCORP
                                 UNAUDITED FINANCIAL HIGHLIGHTS
                            (In thousands, except per share amounts)

                                                          THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                               JUNE 30,                          JUNE 30,
                                                     ------------------------------    ------------------------------
                                                         2008             2007             2008             2007
                                                     -------------    -------------    -------------    -------------
Interest income                                      $     5,858      $      6,023     $    11,793      $     11,913
Interest expense                                           2,845             3,558           6,055             7,115
                                                     -------------    -------------    -------------    -------------
Net interest income                                        3,013             2,465           5,738             4,798
Provision for loan losses                                    221                90             592               180
                                                     -------------    -------------    -------------    -------------
Net interest  income after  provision  for loan
   losses                                                  2,792             2,375           5,146             4,618
Other income                                               1,022               993           2,164             2,033
Other expense                                              3,473             3,367           6,866             6,967
                                                     -------------    -------------    -------------    -------------
Income (loss) before income taxes                            341                 1             444              (316)
Income tax (benefit)                                         (42)               24            (322)             (269)
                                                     -------------    -------------    -------------    -------------
Net income (loss)                                    $       383      $        (23)    $       766      $        (47)
                                                     =============    =============    =============    =============
Net income (loss) per share:
   Basic                                             $      0.13      $      (0.01)    $      0.26      $      (0.02)
                                                     =============    =============    =============    =============
   Diluted                                           $      0.13      $      (0.01)    $      0.26      $      (0.02)
                                                     =============    =============    =============    =============
Weighted average shares outstanding:
   Basic                                                   2,989             2,989           2,989             3,010
                                                     =============    =============    =============    =============
   Diluted                                                 2,989             2,989           2,989             3,010
                                                     =============    =============    =============    =============

Dividends declared per share                         $      0.04      $       0.04     $      0.08      $       0.08
                                                     =============    =============    =============    =============

                                                                        JUNE 30,         DEC. 31,         JUNE 30,
                                                                          2008             2007             2007
                                                                      -------------    -------------    -------------
Total assets                                                          $    453,829     $   426,791      $    423,393
Cash and cash equivalents                                                   22,683          17,172            11,486
Investment securities available for sale                                    67,311          66,692            93,702
Loans receivable                                                           311,067         296,950           273,929
Allowance for loan losses                                                    2,909           2,677             2,730
                                                                      -------------    ------------     -------------
   Loans, net                                                              308,158         294,273           271,199

Allowance  for loan losses as a  percentage  of
   loans receivable                                                           0.94%           0.90%             1.00%
Non-performing loans                                                  $      3,492     $     2,638     $       3,320
Allowance  for loan losses as a  percentage  of
   non-performing loans                                                       83.3%          101.5%             82.2%

Deposits:
   Non-interest-bearing                                               $     23,588     $    20,429     $      20,630
   Interest-bearing                                                        290,956         294,317           298,175
                                                                      -------------    -------------    -------------
                                                                           314,544         314,746           318,805

Borrowed funds                                                        $     98,735     $    68,513     $      66,094
Shareholders' equity                                                        32,909          33,646            31,571
Loans accounted for on a non-accrual basis                                   2,543           2,638             3,320
Book value per share                                                         11.01           11.26             10.56
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